UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2021

BROOKS AUTOMATION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (978) 262-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BRKS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement

On September 20, 2021, Brooks Automation, Inc. (“Brooks”) entered into an Equity Interest Purchase Agreement (the “Purchase Agreement”) with Altar BidCo, Inc. (“Purchaser”), an affiliate of Thomas H. Lee Partners, L.P. (“THL”), pursuant to which, among other matters, Brooks has agreed to sell its Semiconductor Solutions Group business (referred to herein as the “Automation Business”), a leading provider of high precision, high throughput vacuum robots and systems as well as contamination control solutions to the global semiconductor capital equipment industry, which recently expanded into collaborative robotics for multi-market applications.

The Purchaser will pay a cash purchase price of $3.0 billion for the Automation Business at Closing, which amount is subject to customary adjustments as set forth in the Purchase Agreement, including adjustments based on the working capital, cash and indebtedness of the Automation Business as of the closing date.

The consummation of the transactions contemplated by the Purchase Agreement are subject to various closing conditions, including approval under antitrust laws and receipt of certain other governmental and third party consents. The closing of the transactions contemplated by the Purchase Agreement is expected to occur in the first half of calendar year 2022.

The Purchase Agreement contains customary termination provisions for each of Brooks and the Purchaser under certain circumstances, including the right to terminate the Purchase Agreement in certain circumstances if the closing has not occurred prior to June 30, 2022. In the event that Brooks terminates the Purchase Agreement in connection with the Purchaser’s breach of the Purchase Agreement or failure to consummate the Transaction under certain circumstances, Purchaser will be required to pay Brooks a termination fee of $150.0 million in cash (the “Reverse Termination Fee”).

For a period of two (2) years following the Closing, Brooks and the Purchaser have agreed to customary non-solicitation covenants which prohibit the solicitation or hiring of certain employees of the other party. Brooks also agreed that, for a period of five (5) years following the Closing, Brooks will not directly or indirectly compete with the Automation Business. The Purchaser also agreed that, for a period of five (5) years following the Closing, the Purchaser will not directly or indirectly engage in certain activities with respect to certain limited biological material storage applications, subject to certain exceptions.

The Purchaser has obtained equity financing commitments from investment funds affiliated with THL, which funds have also guaranteed certain obligations of the Purchaser under the Purchase Agreement under a separate limited guaranty, and debt financing commitments from Barclays Bank PLC, Goldman Sachs Bank USA, Credit Suisse AG and Credit Suisse Loan Funding LLC to fund purchase of the Automation Business. The obligations of the Purchaser under the Purchase Agreement are not conditioned on receipt of this financing.

The Purchase Agreement also includes customary representations, warranties and covenants of Brooks and the Purchaser. None of the representations and warranties or any of the covenants contemplated to be performed prior to the closing of the transactions contemplated by the Purchase Agreement survive the closing of the transactions contemplated by the Purchase Agreement. The representations and warranties made by each party were made solely for the benefit of the other party and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk between the parties to the Purchase Agreement if those statements prove to be inaccurate; (ii) may have been qualified in the Purchase Agreement by disclosures that were made to the other party in disclosure schedules to the Purchase Agreement; (iii) may apply contract standards of “materiality” that are different from

“materiality” under the applicable securities laws; and (iv) were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement.

In connection with the transactions contemplated by the Purchase Agreement and prior thereto, Brooks is required to complete an internal restructuring to transfer or contribute all of its Automation Business assets and operations to entities that will be transferred to the Purchaser or an affiliate thereof under the Purchase Agreement.

In connection with the closing of the transactions contemplated by the Purchase Agreement, Brooks and the Purchaser will enter into certain other agreements, including a transition services agreement pursuant to which each party will provide the other party with certain transition services for a limited time period following the closing and leases back to Brooks of portions of Brooks’ facilities at 11 and 15 Elizabeth Drive in Chelmsford, Massachusetts, which facilities will be sold to the Purchaser under the Purchase Agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02.Results of Operations and Financial Condition.

On September 20, 2021, Brooks held an investor conference call in connection with the announcement of entering into the Purchase Agreement. A copy of the investor presentation used by Brooks as part of the investor conference call which discloses certain financial information about Brooks and its businesses is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Limitation on Incorporation by Reference. The information in this Item 2.02 and in Item 9.01 of this Current Report with respect to Exhibit 99.2, including Exhibit 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the presentation attached as Exhibit 99.2 hereto, the presentation contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the presentation regarding these forward-looking statements.

Item 8.01.Other Events.

On September 20, 2021, Brooks issued a press release announcing entry into the Purchase Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

2.1*	Equity Interest Purchase Agreement dated as of September 20, 2021 by and between Brooks Automation, Inc. and Altar BidCo, Inc.
99.1	Press release issued on September 20, 2021 by Brooks Automation, Inc.
99.2	Investor presentation dated September 20, 2021 of Brooks Automation, Inc.
104	Cover Page Interactive Data File (embedded within the iXBRL (Inline eXtensible Business Reporting Language) document).

*

Certain schedules and exhibits have been omitted from this Exhibit pursuant to Item 601(a)(5) of Regulation S-K. Brooks Automation, Inc. will furnish a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.

Date: September 21, 2021	/s/ Jason W. Joseph
Jason W. Joseph
Senior Vice President, General Counsel and Secretary